BY-LAWS



                                       OF




                               ROCKWOOD FUND, INC.



                             A MARYLAND CORPORATION






                                DECEMBER 12, 1996

                                     BY-LAWS
                                TABLE OF CONTENTS


ARTICLE I - NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL...........  1
         Section 1.01.  Name............................................  1
         Section 1.02.  Principal Offices...............................  1
         Section 1.03.  Seal............................................  1

ARTICLE II - STOCKHOLDERS...............................................  1
         Section 2.01.  Annual Meetings.................................  1
         Section 2.02.  Special Meetings................................  1
         Section 2.03.  Notice of Meetings..............................  1
         Section 2.04.  Quorum and Adjournment of Meetings..............  1
         Section 2.05.  Voting and Inspectors...........................  1
         Section 2.06.  Validity of Proxies.............................  2
         Section 2.07.  Stock Ledger and List of Stockholders...........  2
         Section 2.08.  Action Without Meeting..........................  2

ARTICLE III - BOARD OF DIRECTORS........................................  2
         Section 3.01.  General Powers..................................  2
         Section 3.02.  Power to Issue and Sell Stock...................  2
         Section 3.03.  Power to Declare Dividends......................  2
         Section 3.04.  Number and Term of Directors....................  3
         Section 3.05.  Vacancies and Newly Created Directorships.......  3
         Section 3.06.  Removal.........................................  3
         Section 3.07.  Regular Meetings................................  3
         Section 3.08.  Special Meetings................................  3
         Section 3.09.  Waiver of Notice................................  3
         Section 3.10.  Quorum and Voting...............................  3
         Section 3.11.  Action Without a Meeting........................  4
         Section 3.12.  Compensation of Directors.......................  4

ARTICLE IV - COMMITTEES.................................................  4
         Section 4.01.  Organization....................................  4
         Section 4.02.  Powers of the Executive Committee...............  4
         Section 4.03.  Powers of Other Committees of the Board of Directors. 4
         Section 4.04.  Proceedings and Quorum............................... 4
         Section 4.05.  Other Committees..................................... 4

ARTICLE V - OFFICERS......................................................... 4
         Section 5.01.  Officers............................................. 4
         Section 5.02.  Election, Tenure and Qualifications.................. 4
         Section 5.03.  Vacancies and Newly Created Offices.................. 4
         Section 5.04.  Removal and Resignation.............................. 5
         Section 5.05.  Chairman of the Board................................ 5
         Section 5.06.  Vice Chairman of the Board........................... 5
         Section 5.07.  President, Co-President.............................. 5
         Section 5.08.  Vice President....................................... 5
         Section 5.09.  Treasurer and Assistant Treasurers................... 5
         Section 5.10.  Secretary and Assistant Secretaries.................. 5
         Section 5.11.  Subordinate Officers................................. 5
         Section 5.12.  Remuneration......................................... 5
         Section 5.13.  Surety Bonds......................................... 6

ARTICLE VI - EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES.................. 6
         Section 6.01.  General.............................................. 6
         Section 6.02.  Checks, Notes, Drafts, Etc........................... 6
         Section 6.03.  Voting of Securities................................. 6

ARTICLE VII - CAPITAL STOCK.................................................. 6
         Section 7.01.  Certificates of Stock................................ 6
         Section 7.02.  Transfer of Shares................................... 6
         Section 7.03.  Transfer Agents and Registrars....................... 6
         Section 7.04.  Fixing of Record Date................................ 7
         Section 7.05.  Lost, Stolen or Destroyed Certificates............... 7

ARTICLE VIII - CONFLICT OF INTEREST TRANSACTIONS............................. 7
         Section 8.01.  Validity of Contract or Transactions................. 7
         Section 8.02.  Dealings............................................. 7

ARTICLE IX - FISCAL YEAR AND ACCOUNTANT...................................... 7
         Section 9.01.  Fiscal Year.......................................... 7
         Section 9.02.  Accountant........................................... 7

ARTICLE X - CUSTODY OF SECURITIES.............................................8
  Section 10.01.  Employment of a Custodian.................................. 8
  Section 10.02.  Termination of Custodian Agreement......................... 8
  Section 10.03.  Provisions of Custodian Contract........................... 8
  Section 10.04.  Other Arrangements......................................... 8

ARTICLE XI - INDEMNIFICATION AND INSURANCE................................... 8
 Section 11.01.  Indemnification of Officers, Directors, Employees and Agents8
 Section 11.02.  Insurance of Officers, Directors, Employees and Agents......9
 Section 11.03.  Non-exclusivity.............................................9
 Section 11.04.  Amendment...................................................9

ARTICLE XII - AMENDMENTS......................................................9
  Section 12.01.  General.................................................... 9
  Section 12.02.  By Stockholders Only....................................... 9

                                     BY-LAWS
                                       OF

                               ROCKWOOD FUND,INC.

                            (A MARYLAND CORPORATION)


                                    ARTICLE I
                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL


Section 1.01.  Name.  The name of the Corporation is Rockwood Fund, Inc.

Section 1.02. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the board of directors may, from time to time, determine.

Section 1.03.  Seal. The corporate seal of the Corporation  shall consist of two
(2) concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation, and the words "Corporate Seal." The form of the seal shall be subject to alteration by the board of directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.


                                   ARTICLE II
                                  STOCKHOLDERS

Section 2.01. Annual Meetings. There shall be no stockholders' meetings for the election of directors and the transaction of other proper business except as required by law or as hereinafter provided.

Section 2.02. Special Meetings. Special meetings of stockholders may be called at any time by the chairman of the board or the president or a co-president and shall be held at such time and place as may be stated in the notice of the meeting.

Unless otherwise required by law, special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to not less than 25 percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 2.03. Notice of Meetings. The secretary shall cause notice of the place, date and hour and, in the case of a special meeting or as otherwise required by law, the purpose or purposes for which the meeting is called, to be served personally or to be mailed, postage prepaid, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting at his address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed to be given when deposited in the United States mail addressed to the stockholders as aforesaid.

Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

Section 2.04. Quorum and Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of all votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business, provided that with respect to any matter to be voted upon separately by any Series (as defined in the Articles of Incorporation) or class of shares, a quorum shall consist of the holders of one-third of the shares of that Series or class outstanding and entitled to vote on the matter. In the absence of a quorum, the stockholders present in person or by proxy or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.05. Voting and Inspectors. At every stockholders' meeting, each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 7.04 hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney, except that no shares held by the Corporation shall be entitled to a vote; provided, however, that (a) as to any matter with respect to which a separate vote of any series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that series shall apply; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more series, then, subject to (c) below, the shares of all other such one or more series shall vote as a single series; and (c) as to any matter which affects the interest of only a particular series, only the holders of shares of the one or more affected series shall be entitled to vote.

If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting, or, if notice is waived by all stockholders, at the close of business on the 11th day preceding the day on which the meeting is held.

Except as otherwise specifically provided in the Articles of Incorporation or these By-laws or as required by provisions of the Investment Company Act of 1940, as amended, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

At any meeting at which there is an election of directors, the chairman of the meeting may appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as an inspector.

Section 2.06. Validity of Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than 11 months after its date. All proxies shall be delivered to the secretary of the Corporation or to the person acting as secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them a specific written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 2.07. Stock Ledger and List of Stockholders. It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger containing the names and addresses of all the stockholders and the number of shares held by them, respectively, to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate five percent or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

Section 2.08. Action Without Meeting. Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and
(c) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.


                                   ARTICLE III
                               BOARD OF DIRECTORS

Section 3.01. General Powers. Except as otherwise provided by operation of law, by the Articles of Incorporation, or by these By-laws, the property, business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its board of directors.

Section 3.02. Power to Issue and Sell Stock. The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of the Articles of Incorporation.

Section 3.03. Power to Declare Dividends. The board of directors, from time to time as they may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation. The board of directors may prescribe from time to time that dividends declared may be payable at the election of any of the stockholders (exercisable before or after the declaration of the dividend), either in cash or in shares of the Corporation, provided that the sum of the cash dividend actually paid to any stockholder and the asset value of the shares received (determined as of such time as the board of directors shall have prescribed, pursuant to the Articles of Incorporation, with respect to shares sold on the date of such election) shall not exceed the full amount of cash to which the stockholder would be entitled if he elected to receive only cash. The board of directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

         (a) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

(b) the Corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

Section 3.04. Number and Term of Directors. Except for the initial board of directors, the board of directors shall consist of not fewer than three nor more than fifteen directors, as specified by a resolution of a majority of the entire board of directors and at least one member of the board of directors shall be a person who is not an "interested person" of the Corporation, as that term is defined in the Investment Company Act of 1940, as amended. All other directors may be interested persons of the Corporation if the requirements of Section 10(d) of the Investment Company Act of 1940, as amended, are met by the Corporation and its investment manager. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

All acts done at any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

Directors need not be stockholders of the Corporation.

Section 3.05. Vacancies and Newly Created Directorships. If any vacancies shall occur in the board of directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire board of directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the board of directors, unless the Securities and Exchange Commission shall by order extend such period.

Section 3.06. Removal. At any stockholders' meeting duly called, provided a quorum is present, the stockholders may remove any director from office (either with or without cause) by the affirmative vote of a majority of all votes represented at the meeting, and at the same meeting a duly qualified successor or successors may be elected to fill any resulting vacancies by a plurality of the votes validly cast.

Section 3.07. Regular Meetings. The meeting of the board of directors for choosing officers and transacting other proper business, and all other meetings, shall be held at such time and place, within or outside the state of Maryland, as the board may determine and as provided by resolution. Except as otherwise provided in the Investment Company Act of 1940, as amended, notice of such meetings need not be given, following the annual meeting of stockholders, if any, provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made, in the manner provided for notice of special meetings. Except as otherwise provided under the Investment Company Act of 1940, as amended, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

Section 3.08. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board or the president or a co-president (or, in the absence or disability of the chairman of the board or the president or a co-president, by any officer or director, as they so designate) at the time and place (within or outside of the State of Maryland) specified in the respective notice or waivers of notice of such meetings. At least three days before the day on which a special meeting is to be held, notice of special meetings, stating the time and place, shall be (a) mailed to each director at his residence or regular place of business or (b) delivered to him personally or transmitted to him by telegraph, telefax, telex, cable or wireless.

Section 3.09. Waiver of Notice. No notice of any meeting need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

Section 3.10. Quorum and Voting. At all meetings of the board of directors, the presence of one-half of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present at least two directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-laws.

Section 3.11. Action Without a Meeting. Except as otherwise provided in the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

Section 3.12. Compensation of Directors. Directors may receive such compensation for their services as may from time to time be determined by resolution of the board of directors.

                                   ARTICLE IV
                                   COMMITTEES

Section 4.01. Organization. By resolution adopted by the board of directors, the board may designate one or more committees of the board of directors, including an Executive Committee, each consisting of at least two directors. Each member of a committee shall be a director and shall hold committee membership at the pleasure of the board. The chairman of the board, if any, shall be a member of the Executive Committee. The board of directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees.

Section 4.02. Powers of the Executive Committee. Unless otherwise provided by resolution of the board of directors, when the board of directors is not in session the Executive Committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee except the power to declare a dividend or distribution on stock, authorize the issuance of stock, recommend to stockholders any action requiring stockholders' approval, amend these By-laws, approve any merger or share exchange which does not require stockholder approval or approve or terminate any contract with an "investment adviser" or "principal underwriter," as those terms are defined in the Investment Company Act of 1940, as amended, or to take any other action required by the Investment Company Act of 1940, as amended, to be taken by the board of directors. Notwithstanding the above, such Executive Committee may make such dividend calculations and payments as are consistent with applicable law, including Maryland corporate law.

Section 4.03. Powers of Other Committees of the Board of Directors. To the extent provided by resolution of the board, other committees of the board of directors shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee.

Section 4.04. Proceedings and Quorum. In the absence of an appropriate resolution of the board of directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that a quorum shall not be less than two directors. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

Section 4.05. Other Committees. The board of directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the board of directors, but shall not exercise any power which may lawfully be exercised only by the board of directors or a committee thereof.

                                    ARTICLE V
                                    OFFICERS

Section 5.01. Officers. The officers of the Corporation shall be a president or co-presidents, a secretary, and a treasurer, and may include one or more vice presidents (including executive and senior vice presidents), assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The board of directors may, but shall not be required to, elect a chairman and vice chairman of the board.

Section 5.02. Election, Tenure and Qualifications. The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the board of directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter at regular board meetings, as required by applicable law. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent meetings of the board. Except as otherwise provided in this Article V, each officer elected by the board of directors shall hold office until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both the president or a co-president and vice president. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. The chairman of the board shall be chosen from among the directors of the Corporation and may hold such office only so long as he continues to be a director. No other officer need be a director.

Section 5.03. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the chairman of the board at any meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the board of directors.

Section 5.04. Removal and Resignation. At any meeting called for such purpose, the Executive Committee may remove any officer from office (either with or without cause) by the affirmative vote, given at the meeting, of a majority of the members of the Committee. Any officer may resign from office at any time by delivering a written resignation to the board of directors, the president or a co-president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.05. Chairman of the Board. The chairman of the board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the board of directors and shall be ex officio a member of all committees of the board of directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors.

Section 5.06. Vice Chairman of the Board. The board of directors may from time to time elect a vice chairman who shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors, chairman of the board or the president or a co-president. At the request of, or in the absence or in the event of the disability of the chairman of the board, the vice chairman may perform all the duties of the chairman of the board or the president or a co-president and, when so acting, shall have all the powers of and be subject to all the restrictions upon such respective officers.

Section 5.07. President, Co-President. The president or co-presidents shall be the chief executive officer or co-chief executive officers, as the case may be, of the Corporation and, in the absence of the chairman of the board or vice chairman or if no chairman of the board or vice chairman has been chosen, shall preside at all stockholders' meetings and at all meetings of the board of directors and shall in general exercise the powers and perform the duties of the chairman of the board. Subject to the supervision of the board of directors, the president or the co-presidents shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the board of directors may otherwise order, the president or a co-president may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The president or a co-president shall exercise such other powers and perform such other duties as from time to time may be assigned by the board of directors.

Section 5.08. Vice President. The board of directors may from time to time elect one or more vice presidents (including executive and senior vice presidents) who shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors or the president or a co-president. At the request of, or in the absence or in the event of the disability of, the president or both co-presidents, the vice president (or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act) may perform all the duties of the president or co-presidents and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president or co-presidents.

Section 5.09. Treasurer and Assistant Treasurers. The treasurer shall be the chief accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. The treasurer shall render to the board of directors, whenever directed by the board, an account of the financial condition of the Corporation and of all transactions as treasurer; and as soon as possible after the close of each financial year he shall make and submit to the board of directors a like report for such financial year. The treasurer shall cause to be prepared annually a full and complete statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders (when, and if, such meeting is held) and filed within 20 days thereafter at the principal office of the Corporation in the state of Maryland, except that for any year when an annual meeting of stockholders is not held, such statement of affairs shall be filed at the Corporation's principal office within 120 days after the end of the fiscal year. The treasurer shall perform all acts incidental to the office of treasurer, subject to the control of the board of directors.

Any assistant treasurer may perform such duties of the treasurer as the treasurer or the board of directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

Section 5.10. Secretary and Assistant Secretaries. The secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. The secretary shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the board of directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. The secretary shall perform such other duties which appertain to this office or as may be required by the board of directors.

Any assistant secretary may perform such duties of the secretary as the secretary or the board of directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.

Section 5.11. Subordinate Officers. The chairman of the board from time to time may appoint such other officers or agents as he may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors may determine. The chairman of the board from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 5.11 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors.

Section 5.12. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the board of directors, except that the board of directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

Section 5.13. Surety Bonds. The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


                                   ARTICLE VI
                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 6.01.  General.  Subject to the provisions of Sections  5.07,  6.02, and
7.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a co-president, a vice president (including executive and senior vice presidents), chairman or vice chairman and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

Section 6.02. Checks, Notes, Drafts, Etc. So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the board of directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by any two of the following: the president or a co-president, vice president (including executive and senior vice presidents), treasurer or an assistant treasurer, provided that no one person may sign in the capacity of two such officers. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee and only by any two of the following: the treasurer, the president or a co-president, a vice president (including executive and senior vice presidents) or by such other person or persons as shall be authorized by the board of directors, provided that no one person may sign in the capacity of two such officers.

Section 6.03. Voting of Securities. Unless otherwise ordered by the board of directors, the president or a co-president, or any vice president (including executive and senior vice presidents) shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may by resolution from time to time confer like powers upon any other person or persons in accordance with the laws of the State of Maryland.

                                   ARTICLE VII
                                  CAPITAL STOCK

Section 7.01. Certificates of Stock. The interest of each stockholder of the Corporation may be, but shall not be required to be, evidenced by certificates for shares of stock in such form not inconsistent with the Articles of Incorporation as the board of directors may from time to time authorize. No certificate shall be valid unless it is signed in the name of the Corporation by a president or a co-president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue.

The number of each certificate issued, the name and address of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock ledger of the Corporation at the time of issuance.

Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "canceled" with the date of cancellation.

Section 7.02. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof (in person or by his duly authorized attorney or legal representative) (a) if a certificate or certificates have been issued, upon surrender duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (b) as otherwise prescribed by the board of directors. Except as otherwise provided in the Articles of Incorporation, the shares of stock of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the board of directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

Section 7.03. Transfer Agents and Registrars. The board of directors may from time to time appoint or remove transfer agents or registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 7.04. Fixing of Record Date. The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(a) such record date shall be within 90 days prior to the date on which the particular action requiring such determination will be taken, except that a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date; (b) the transfer books shall not be closed for a period longer than 20 days; and (c) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting.

Section 7.05. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the board of directors or any officer authorized by the board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the board or any such officer may direct and with such surety or sureties as may be satisfactory to the board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                  ARTICLE VIII
                        CONFLICT OF INTEREST TRANSACTIONS

Section 8.01. Validity of Contract or Transactions. In the event that any officer or director of the Corporation shall have any interest, direct or indirect, in any other firm, association or corporation as officer, employee, director or stockholder, no transaction or contract made by the Corporation with any such other firm, association or corporation shall be valid unless such interest shall have been disclosed or made known to all of the directors or to a majority of the directors and such transaction or contract shall have been approved by a majority of a quorum of directors, which majority shall consist of directors not having any such interest or a majority of the directors in office, including directors having such an interest.

Section 8.02. Dealings. No officer, director or employee of the Corporation shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest, except that:

         (a) Such prohibition shall not prevent officers, directors or employees of the Corporation from having a financial interest in the Corporation, or the sponsor, or a distributor of the shares of the Corporation, or the investment manager or counsel of the Corporation;

         (b) Such prohibition shall not prevent the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities broker, one or more of whose partners, officers or directors is an officer, director or employee of the Corporation, provided such transactions are handled in the capacity of broker, only, and provided they are performed in accordance with applicable law;

         (c) Such prohibition shall not prevent the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian or trustee having a partner, officer or director who is an officer, director or employee of the Corporation, provided only customary fees are charged for services rendered for the benefit of the Corporation;

         (d) Such prohibition shall not prevent the purchase for the portfolio of the Corporation of securities issued by an issuer having an officer, director or security holder who is an officer, director or employee of the Corporation or of the manager or investment counsel of the Corporation, unless at the time of such purchase one or more of such officers, directors or employees owns beneficially more than one-half of one per cent (1/2%) of the shares or securities, or both, of such issuer and such officers, directors and employees owning more than one-half of one per cent (1/2%) of such shares or securities together own beneficially more than five per cent (5%) of such shares or securities.


                                   ARTICLE IX
                           FISCAL YEAR AND ACCOUNTANT

Section 9.01. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the board of directors, be twelve calendar months ending on the 31st day of December.

Section 9.02. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the board of directors and to the stockholders. The employment of the accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

A majority of the members of the board of directors who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the accountant at any meeting held within 90 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year. The selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting, if any, when and if such meeting is held. If the selection is rejected at that meeting, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose of selecting an accountant.

Any vacancy occurring between annual meetings, if any, due to the death or resignation of the accountant may be filled by the vote of a majority of the members of the board of directors who are not interested persons.


                                    ARTICLE X
                              CUSTODY OF SECURITIES

Section 10.01. Employment of a Custodian. Unless otherwise required by law or the Articles of Incorporation, all securities and cash owned by the Corporation from time to time shall be deposited with and held by a custodian or subcustodian qualified to act as such in accordance with the requirements of the Investment Company Act of 1940, as amended.

Section 10.02. Termination of Custodian Agreement. Upon termination of the agreement for services with the custodian or inability of the custodian to continue to serve, the board of directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the board of directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by resolution of the board of directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

Section 10.03. Provisions of Custodian Contract. The board of directors shall cause to be delivered to the custodian all securities owned by the Corporation or to which it may become entitled, and shall order the same to be delivered by the custodian only in completion of a sale, exchange, transfer, pledge, or other disposition thereof, all as the board of directors may generally or from time to time require to approve or to a successor custodian; and the board of directors shall cause all funds owned by the Corporation or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Corporation, including distributions to shareholders, or to a successor custodian.

Section  10.04.  Other  Arrangements.   The  Corporation  may  make  such  other
arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                   ARTICLE XI
                          INDEMNIFICATION AND INSURANCE

Section 11.01. Indemnification of Officers, Directors, Employees and Agents. In accordance with applicable law, including the Investment Company Act of 1940, as amended, and Maryland Corporate law, the Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment manager (as defined in the Investment Company Act of 1940, as amended):

         (a) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or under any contract or agreement with the Corporation ("disabling conduct").

         (b)      The Corporation shall not indemnify any such person unless:

                  (1) the court or other body before which the Proceeding was brought (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

                  (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or (b) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of directors described above so directs, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

         (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

(1)  such person shall provide adequate security for his or her undertaking;

(2) the Corporation shall be insured against losses arising by reason of such advance; or

(3) a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

Section 11.02. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his position.

Section 11.03. Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 11.04. Amendment. No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provisions to the Articles of Incorporation or By-laws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.


                                   ARTICLE XII
                                   AMENDMENTS

Section 12.01. General. Except as provided in Section 12.02 of this Article XII and subject to the provisions concerning stockholder voting in Article II hereof, all By-laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-laws may be made by the affirmative vote of either: (a) the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-law; or (b) a majority of directors, at any meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-law.

Section 12.02. By Stockholders Only. No amendment of any section of these By-laws shall be made except by the stockholders of the Corporation if the By-laws provide that such section may not be amended, altered or repealed except by the stockholders. From and after the issuance of any shares of the capital stock of the Corporation no amendment, alteration or repeal of this Article XII shall be made except by the stockholders of the Corporation.